EXHIBIT 99.1

Table of Contents

Earnings Release and Table Listing

  Earnings Release Narrative
  Consolidated Balance Sheets
  Consolidated Statements of Income
  Selected Financial Data
    Net income by business segment
    Selected financial ratios
    Asset and liability activity
    Capital ratios (Bank only)
    Book value per share
    Number of branches including in-store locations
    Average balance sheet data
    Loan and deposit related fees
    Loan servicing income (loss), net
    Net gains on sales of loans and mortgage-backed securities
    Mortgage servicing rights activity
    Mortgage loans serviced for others
    Loans held for investment
    Loans held for sale
    Residential one-to-four unit loans subject to negative amortization
    Non-performing assets
    Delinquent loans

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP.
N E W S R E L E A S E	For further information contact: Brian E. Côté Chief Financial Officer (949) 509-4420

DOWNEY ANNOUNCES SECOND QUARTER EARNINGS

          Newport Beach, California - July 19, 2006 - Downey Financial Corp. (NYSE: DSL) reported that net income for the second quarter of 2006 totaled $49.5 million or $1.77 per share on a diluted basis, down 22.7% from the $64.1 million or $2.30 per share in the year-ago second quarter.

          The decline in net income between second quarters primarily reflected:

  A $40.2 million decline in net gains on sales of loans and mortgage-backed securities due to a lower volume of loans sold and a lower gain per dollar of loan sold;
  A $6.1 million increase in provision for credit losses;
  A $2.6 million or 4.4% increase in general and administrative expense; and
  A $1.8 million unfavorable change in income from a litigation award, as the year-ago second quarter included an award associated with an other real estate owned asset that had suffered damage from earth movement.

Those unfavorable items were partially offset by:

  A $22.0 million or 19.9% increase in net interest income reflecting both a higher level of average interest-earning assets and effective interest rate spread; and
  A $3.0 million favorable change in loan servicing activities due to a favorable change in the valuation allowance for mortgage servicing rights.

          For the first six months of 2006, net income totaled $94.3 million or $3.38 per share on a diluted basis, down 18.6% from the $115.8 million or $4.16 per share for the first six months of 2005.

          Daniel D. Rosenthal, President and Chief Executive Officer, commented, "As we previously indicated, several months ago we increased the minimum payment or start rate on option ARMs we originate for portfolio to reduce the potential for negative amortization. We also indicated that our future production of option ARMs for portfolio might not offset loan payoffs, as our minimum payment rate was likely to remain higher than most of our competitors. Although we offer other types of adjustable rate loans for portfolio that do not permit negative amortization, there is less consumer demand for these products and, therefore, loan originations for portfolio did indeed fall short of loan payoffs in the second quarter. We will continue to closely monitor trends in the residential housing and lending markets, especially the pricing of our competitors, and we will make pricing adjustments as deemed appropriate and necessary."

Page 1

Net Interest Income

          Net interest income totaled $132.3 million in the second quarter of 2006, up $22.0 million or 19.9% from a year ago. This increase reflected both a higher level of average interest-earning assets and effective interest rate spread. Interest-earning assets averaged $17.259 billion in the current quarter, up 4.3% from the same period a year ago. The effective interest rate spread averaged 3.07% in the current quarter, up from 2.67% a year ago and 2.97% in the first quarter of 2006. The increase in the effective interest rate spread between second quarters primarily reflected two items. First, interest-earning assets in the current quarter were funded with a higher proportion of interest free funds (non-interest bearing checking accounts and the excess of interest-earning assets over deposits and borrowings), and the value of those funds was worth more due to the higher interest rate levels prevalent in the quarter. Second, loan prepayment fees covered a higher proportion of the deferred loan costs that were written-off as a result of those payoffs.

          For the first six months of 2006, net interest income totaled $258.3 million, up $42.9 million or 19.9% from the year-ago period.

Provision for Credit Losses

          Provision for credit losses totaled $6.7 million in the second quarter of 2006, up $6.1 million from a year ago. During the current quarter, California residential real estate markets continued to show signs of slower sales and flattening home values. In addition, the amount of negative amortization associated with option ARM loans continued to increase and may result in certain borrowers reaching their limit of negative amortization permitted under the terms of their loan, thereby resulting in an increase in their minimum monthly loan payment and the potential for higher delinquencies. Although there were virtually no net charge-offs in the current quarter, an increase in the allowance for credit losses was deemed appropriate. The allowance for credit losses was $53 million at June 30, 2006, comprised of $51 million for loan losses and $2 million for unfunded loan commitments which is reported in the category accounts payable and accrued liabilities. That compares to an allowance for credit losses of $36 million at year-end 2005.

          For the first six months of 2006, provision for credit losses totaled $16.7 million and net charge-offs were $0.1 million. This compares with a $2.6 million provision for credit losses and net charge-offs of $1.0 million a year ago.

Other Income

          Other income totaled $21.0 million in the current quarter, down $38.4 million from a year ago. Contributing to the decline between second quarters was:

  A $40.2 million decline in net gains from sales of loans and mortgage-backed securities due to a lower volume of loans sold and a lower gain per dollar of loan sold. The current quarter included a $0.7 million loss due to the SFAS 133 impact of valuing derivatives associated with the sale of loans, compared with a SFAS 133 gain of $1.3 million in the year-ago quarter. Excluding the impact of SFAS 133, a gain was realized equal to 0.91% on secondary market sales of $1.028 billion, compared with the year-ago gain of 1.54% on secondary market sales of $3.093 billion.
  A $1.8 million unfavorable change in income from a litigation award, as the year-ago second quarter included an award associated with an other real estate owned asset that had suffered damage from earth movement.

Page 2

Those unfavorable items were partially offset by:

  A $3.0 million favorable change in loan servicing activities. The primary reason for the favorable change was that the current quarter included a $0.1 million recapture of the valuation allowance for mortgage servicing rights, compared with a $2.6 million addition in the year-ago quarter. At June 30, 2006, mortgage servicing rights, net of a $0.1 million valuation allowance, totaled $20.6 million or 0.87% of the $2.370 billion of associated loans serviced for others. That amount excludes $4.008 billion of loans primarily sub-serviced for others for a fixed fee per loan.
  A $0.8 million increase in income from real estate investment activities due primarily to higher gains from sales. Gains totaled $2.6 million in the current quarter.

          For the first six months of 2006, other income totaled $44.2 million, down $60.0 million from the same period a year ago.

Operating Expense

          Operating expense totaled $60.9 million in the current quarter, up $2.7 million from a year ago due to a 4.4% increase in general and administrative expense, as most major categories were higher. However, compared with the first quarter of 2006, general and administrative expense was down $0.6 million.

          For the first six months of 2006, operating expense totaled $122.5 million, up $6.0 million from a year ago.

Assets, Loan Originations and Deposits

          At June 30, 2006, assets totaled $17.465 billion, up 5.1% from a year ago and up 2.2% from year-end 2005. During the current quarter, assets declined $338 million due primarily to declines of $347 million in loans held for investment and $144 million in loans held for sale. Those declines were partially offset by a $162 million increase in securities available for sale. Included within loans held for investment at quarter end were $13.222 billion of one-to-four unit adjustable rate mortgages subject to negative amortization, down $644 million from March 31, 2006. The amount of negative amortization included in loan balances increased $47 million during the current quarter to $229 million or 1.73% of loans subject to negative amortization. During the current quarter, approximately 26% of loan interest income represented negative amortization, up from 25% in the first quarter of 2006 and 14% in the year-ago second quarter. At origination, these loans had a weighted average loan-to-value ratio of 73%.

          Loan originations (including purchases) totaled $2.071 billion in the current quarter, down 49.9% from $4.133 billion a year ago. Loans originated for sale declined $1.874 billion to $892 million, while single family loans originated for portfolio declined $143 million to $1.130 billion. Of the current quarter total originated for portfolio, $18 million represented subprime credits. At quarter end, the subprime portfolio totaled $826 million, with an average loan-to-value ratio at origination of 70% and, of the total, 97% represented "Alt. A and A-" credits. In addition to single family loans, $49 million of other loans were originated in the current quarter. For the first six months of 2006, loan originations totaled $4.884 billion, down 41.7% from $8.382 billion in the same period a year ago.

Page 3

          Deposits totaled $11.888 billion at quarter end, up 7.7% from a year ago but virtually unchanged from year-end 2005. At quarter end, the number of branches totaled 171 (167 in California and four in Arizona), down two from March 31, 2006, as two in-store branches were closed due to the closure of the stores in which they were located. The deposits from the two closed locations have been transferred to nearby branches. At quarter end, the average deposit size of our 80 traditional branches was $117 million, while the average deposit size of our 91 in-store branches was $28 million. Since the end of 2005, borrowings increased $197 million and represent 22.6% of total asset funding.

Non-Performing Assets

          Non-performing assets were virtually unchanged during the quarter at $39 million and represented 0.23% of total assets, compared with 0.21% at year-end 2005.

Regulatory Capital Ratios

          At June 30, 2006, Downey Financial Corp.’s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 7.91% and a risk-based capital ratio of 15.77%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

          Certain statements in this release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements do not relate strictly to historical information or current facts. Some forward-looking statements may be identified by use of terms such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Downey’s actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation. Downey does not update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

          For further information, contact: Brian E. Côté, Chief Financial Officer at (949)509-4420.

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
(Dollars in Thousands, Except Per Share Data)	2006	2005	2005

Assets
Cash	$152,957	$190,396	$128,670
Federal funds	2	-	30,001

Cash and cash equivalents	152,959	190,396	158,671
U.S. Treasury, government sponsored entities and other investment
securities available for sale, at fair value	892,172	626,313	504,965
Loans held for sale, at lower of cost or fair value	417,691	464,488	932,248
Mortgage-backed securities available for sale, at fair value	263	277	292
Loans held for investment	15,571,817	15,391,759	14,510,795
Allowance for loan losses	(51,198)	(34,601)	(34,561)

Loans held for investment, net	15,520,619	15,357,158	14,476,234
Investments in real estate and joint ventures	49,237	49,344	58,941
Real estate acquired in settlement of loans	1,254	908	2,201
Premises and equipment	110,537	109,574	105,230
Federal Home Loan Bank stock, at cost	184,796	179,844	265,849
Mortgage servicing rights, net	20,561	20,302	16,833
Other assets	114,691	97,059	92,482

	$17,464,780	$17,095,663	$16,613,946

Liabilities and Stockholders’ Equity
Deposits	$11,887,739	$11,876,848	$11,042,072
Securities sold under agreements to repurchase	255,042	-	-
Federal Home Loan Bank advances	3,499,450	3,557,515	4,002,757
Senior notes	198,172	198,087	198,004
Accounts payable and accrued liabilities	201,714	114,527	128,340
Deferred income taxes	132,498	140,467	126,628

Total liabilities	16,174,615	15,887,444	15,497,801

Stockholders’ equity
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
outstanding none	-	-	-
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
issued 28,235,022 shares at June 30, 2006, December 31, 2005 and
June 30, 2005; outstanding 27,853,783 shares at June 30, 2006,
December 31, 2005 and June 30, 2005	282	282	282
Additional paid-in capital	93,792	93,792	93,792
Accumulated other comprehensive loss	(12,189)	(5,408)	(1,427)
Retained earnings	1,225,072	1,136,345	1,040,290
Treasury stock, at cost, 381,239 shares at June 30, 2006,
December 31, 2005 and June 30, 2005	(16,792)	(16,792)	(16,792)

Total stockholders’ equity	1,290,165	1,208,219	1,116,145

	$17,464,780	$17,095,663	$16,613,946

Page 5

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands, Except Per Share Data)	2006	2005	2006	2005

Interest income
Loans	$275,233	$206,044	$530,578	$389,954
U.S. Treasury and government sponsored entities securities	8,930	5,029	16,266	9,867
Mortgage-backed securities	3	3	6	6
Other investment securities	2,243	3,120	4,522	5,658

Total interest income	286,409	214,196	551,372	405,485

Interest expense
Deposits	99,798	60,962	191,633	109,985
Federal Home Loan Bank advances and other borrowings	50,966	39,572	94,880	73,552
Senior notes	3,298	3,296	6,596	6,591

Total interest expense	154,062	103,830	293,109	190,128

Net interest income	132,347	110,366	258,263	215,357
Provision for credit losses	6,662	583	16,719	2,621

Net interest income after provision for credit losses	125,685	109,783	241,544	212,736

Other income, net
Loan and deposit related fees	9,171	9,242	17,729	17,846
Real estate and joint ventures held for investment, net	2,553	1,728	4,842	4,308
Secondary marketing activities:
Loan servicing income (loss), net	452	(2,529)	641	(1,045)
Net gains on sales of loans and mortgage-backed securities	8,619	48,848	20,273	79,463
Net gains on sales of mortgage servicing rights	-	-	-	981
Net gains on sales of investment securities	-	1	-	28
Litigation award	-	1,767	-	1,767
Other	235	339	755	859

Total other income, net	21,030	59,396	44,240	104,207

Operating expense
Salaries and related costs	40,873	39,042	81,653	78,197
Premises and equipment costs	8,410	7,891	16,948	15,891
Advertising expense	1,879	1,551	3,121	2,901
Deposit insurance premiums and regulatory assessments	1,008	927	2,022	1,854
Professional fees	450	345	1,242	681
Other general and administrative expense	8,295	8,605	17,470	16,997

Total general and administrative expense	60,915	58,361	122,456	116,521
Net operation of real estate acquired in settlement of loans	28	(79)	19	(15)

Total operating expense	60,943	58,282	122,475	116,506

Income before income taxes	85,772	110,897	163,309	200,437
Income taxes	36,232	46,827	69,012	84,628

Net income	$49,540	$64,070	$94,297	$115,809

Per share information
Basic	$1.77	$2.30	$3.38	$4.16
Diluted	$1.77	$2.30	$3.38	$4.16
Cash dividends declared and paid	$0.10	$0.10	$0.20	$0.20
Weighted average shares outstanding
Basic	27,853,783	27,853,783	27,853,783	27,853,783
Diluted	27,884,281	27,884,276	27,883,751	27,883,058

Page 6

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands)	2006	2005	2006	2005

Net income by business segment
Banking	$47,810	$62,932	$91,386	$113,142
Real estate investment	1,730	1,138	2,911	2,667

Total net income	$49,540	$64,070	$94,297	$115,809

Selected financial ratios
Effective interest rate spread	3.07%	2.67%	3.02%	2.66%
Efficiency ratio (a)	40.39	35.10	41.14	37.17
Return on average assets	1.12	1.51	1.07	1.40
Return on average equity	15.60	23.62	15.10	21.90

Asset and liability activity
Loans for investment portfolio:
Originations: (b)
Residential one-to-four units	$1,111,486	$1,139,743	$2,775,519	$2,882,750
Residential one-to-four units – subprime	18,229	132,636	73,564	305,960
All other	49,059	94,100	162,729	246,184
Repayments	(1,596,002)	(1,385,603)	(2,989,959)	(2,429,252)

Loans originated for sale portfolio (b)	892,314	2,766,047	1,872,478	4,947,439

Loans and mortgage-backed securities sold	(1,027,994)	(3,092,773)	(1,904,280)	(5,122,560)

Increase (decrease) in loans and mortgage-backed securities	(491,023)	(321,375)	116,650	864,625

Increase (decrease) in assets	(337,979)	(281,032)	369,117	963,767

Increase (decrease) in deposits	(311,164)	732,995	10,891	1,384,094

Increase (decrease) in borrowings	(71,276)	(1,091,077)	197,062	(556,785)

Earnings Release and Table Listing

	June 30,	December 31,	June 30,
	2006	2005	2005

Capital ratios (Bank only)
Tangible and core	7.91%	7.64%	7.31%
Risk-based	15.77	14.93	14.11

Book value per share	$46.32	$43.38	$40.07

Number of branches including in-store locations	171	173	172

(a) The amount of general and administrative expense expressed as a percentage of net interest income plus other income, excluding income associated with real estate held for investment and litigation award.
(b) Includes loans purchased.

Page 7

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended June 30,

	2006			2005

	Average		Average	Average		Average
(Dollars in Thousands)	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Average balance sheet data
Interest-earning assets:
Loans:
Loan prepayment fees		$25,888	0.64%		$15,743	0.40%
Write-off of deferred costs and
premiums from loan payoffs		(26,019)	(0.64)		(18,774)	(0.48)
All other		275,364	6.76		209,075	5.31

Total loans	$16,283,301	275,233	6.76	$15,761,341	206,044	5.23
Mortgage-backed securities	267	3	4.49	294	3	4.08
Investment securities (a)	975,373	11,173	4.59	778,672	8,149	4.20

Total interest-earnings assets	17,258,941	$286,409	6.64%	16,540,307	$214,196	5.18%
Non-interest-earning assets	426,727			412,604

Total assets	$17,685,668			$16,952,911

Transaction accounts:
Non-interest-bearing checking	$744,440	$-	-%	$699,998	$-	-%
Interest-bearing checking (b)	508,205	439	0.35	537,003	480	0.36
Money market	161,537	421	1.05	157,761	411	1.04
Regular passbook	1,563,990	3,940	1.01	2,289,652	6,129	1.07

Total transaction accounts	2,978,172	4,800	0.65	3,684,414	7,020	0.76
Certificates of deposit	9,033,473	94,998	4.22	6,921,807	53,942	3.13

Total deposits	12,011,645	99,798	3.33	10,606,221	60,962	2.31
FHLB advances and other borrowings (c)	3,886,870	50,966	5.26	4,827,696	39,572	3.29
Senior notes	198,157	3,298	6.66	197,988	3,296	6.66

Total deposits and borrowings	16,096,672	154,062	3.84	15,631,905	103,830	2.66
Other liabilities	319,055			236,109
Stockholders’ equity	1,269,941			1,084,897

Total liabilities and stockholders’ equity	$17,685,668			$16,952,911

Net interest income/interest rate spread		$132,347	2.80%		$110,366	2.52%
Excess of interest-earning assets over
deposits and borrowings	$1,162,269			$908,402
Effective interest rate spread			3.07			2.67

(a) Yields for securities available for sale are calculated using historical cost balances and do not give effect to changes in fair value that are reflected as a component of stockholders’ equity.
(b) Included amounts swept into money market deposit accounts.
(c) The impact of swap contracts was included, with notional amounts totaling $430 million of receive-fixed, pay-3-month LIBOR variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.
Page 8

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Six Months Ended June 30,

	2006			2005

	Average		Average	Average		Average
(Dollars in Thousands)	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate

Average balance sheet data
Interest-earning assets:
Loans:
Loan prepayment fees		$47,359	0.58%		$25,998	0.34%
Write-off of deferred costs and
premiums from loan payoffs		(48,063)	(0.59)		(31,796)	(0.41)
All other		531,282	6.55		395,752	5.13

Total loans	$16,210,406	530,578	6.55	$15,421,287	389,954	5.06
Mortgage-backed securities	272	6	4.41	298	6	4.03
Investment securities (a)	911,916	20,788	4.60	759,588	15,525	4.12

Total interest-earnings assets	17,122,594	$551,372	6.44%	16,181,173	$405,485	5.01%
Non-interest-earning assets	422,893			398,562

Total assets	$17,545,487			$16,579,735

Transaction accounts:
Non-interest-bearing checking	$722,205	$-	-%	$656,971	$-	-%
Interest-bearing checking (b)	511,861	874	0.34	534,710	956	0.36
Money market	162,875	844	1.04	158,126	821	1.05
Regular passbook	1,645,512	8,324	1.02	2,462,755	13,295	1.09

Total transaction accounts	3,042,453	10,042	0.67	3,812,562	15,072	0.80
Certificates of deposit	8,968,856	181,591	4.08	6,469,258	94,913	2.96

Total deposits	12,011,309	191,633	3.22	10,281,820	109,985	2.16
FHLB advances and other borrowings (c)	3,788,128	94,880	5.05	4,809,754	73,552	3.08
Senior notes	198,135	6,596	6.66	197,969	6,591	6.66

Total deposits and borrowings	15,997,572	293,109	3.69	15,289,543	190,128	2.51
Other liabilities	298,948			232,652
Stockholders’ equity	1,248,967			1,057,540

Total liabilities and stockholders’ equity	$17,545,487			$16,579,735

Net interest income/interest rate spread		$258,263	2.75%		$215,357	2.50%
Excess of interest-earning assets over
deposits and borrowings	$1,125,022			$891,630
Effective interest rate spread			3.02			2.66

(a) Yields for securities available for sale are calculated using historical cost balances and do not give effect to changes in fair value that are reflected as a component of stockholders’ equity.
(b) Included amounts swept into money market deposit accounts.
(c) The impact of swap contracts was included, with notional amounts totaling $430 million of receive-fixed, pay-3-month LIBOR variable interest, which contracts serve as a permitted hedge against a portion of our FHLB advances.

Page 9

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

(Dollars in Thousands)	2006	2005	2006	2005

Loan and deposit related fees
Loan related fees	$1,009	$1,401	$2,075	$2,641
Deposit related fees:
Automated teller machine fees	2,410	2,784	4,559	5,365
Other fees	5,752	5,057	11,095	9,840

Total loan and deposit related fees	$9,171	$9,242	$17,729	$17,846

Loan servicing income (loss), net
Net cash servicing fees	$1,574	$1,753	$3,140	$3,380
Payoff and curtailment interest cost (a)	(233)	(288)	(451)	(482)
Amortization of mortgage servicing rights	(1,029)	(1,398)	(2,227)	(2,558)
(Provision for) reduction of impairment of mortgage servicing rights	140	(2,596)	179	(1,385)

Total loan servicing income (loss), net	$452	$(2,529)	$641	$(1,045)

Net gains on sales of loans and mortgage-backed securities
Mortgage servicing rights	$1,285	$1,217	$2,307	$2,826
All other components excluding SFAS 133	8,067	46,373	18,461	72,466
SFAS 133	(733)	1,258	(495)	4,171

Total net gains on sales of loans and mortgage-backed securities	$8,619	$48,848	$20,273	$79,463

Secondary marketing gain excluding SFAS 133 as a
percentage of associated sales	0.91%	1.54%	1.09%	1.47%

Mortgage servicing rights activity
Gross balance at beginning of period	$20,420	$20,834	$21,157	$20,502
Additions	1,285	1,217	2,307	2,826
Amortization	(1,029)	(1,398)	(2,227)	(2,558)
Sales	-	-	-	(14)
Impairment write-down	(11)	(27)	(572)	(130)

Gross balance at end of period	20,665	20,626	20,665	20,626

Allowance balance at beginning of period	255	1,224	855	2,538
Provision for (reduction of) impairment	(140)	2,596	(179)	1,385
Impairment write-down	(11)	(27)	(572)	(130)

Allowance balance at end of period	104	3,793	104	3,793

Total mortgage servicing rights, net	$20,561	$16,833	$20,561	$16,833

As a percentage of associated mortgage loans	0.87%	0.75%	0.87%	0.75%
Estimated fair value (b)	$23,644	$16,863	$23,644	$16,863
Weighted average expected life (in months)	56	40	56	40
Custodial account earnings rate	5.39%	3.45%	5.39%	3.45%
Weighted average discount rate	9.39	9.12	9.39	9.12

Earnings Release and Table Listing

	June 30,	December 31,	June 30,
(Dollars in Thousands)	2006	2005	2005

Mortgage loans serviced for others
Total	$6,377,737	$5,292,253	$10,287,991
With capitalized mortgage servicing rights: (b)
Amount	2,369,543	2,362,539	2,249,030
Weighted average interest rate	5.66%	5.60%	5.57%
Total loans sub-serviced without mortgage servicing rights: (c)
Term – less than six months	$228,455	$123,552	$269,165
Term – indefinite	3,760,642	2,785,090	7,744,459

Custodial account balances	$147,831	$117,451	$237,722

(a) Represents the difference between the contractual obligation to pay interest to the investor for an entire month and the actual interest received when a loan prepays prior to the end of the month. This does not include the benefit of the use of repaid loan funds to increase net interest income.
(b) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 and loans sub-serviced without capitalized mortgage servicing rights.
(c) Servicing is performed for a fixed fee per loan each month.

Page 10

Earnings Release and Table Listing

DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

SELECTED FINANCIAL DATA – (Continued)

	June 30,	December 31,	June 30,
(Dollars in Thousands)	2006	2005	2005

Loans held for investment
Loans secured by real estate:
Residential one-to-four units	$14,013,816	$13,615,779	$12,480,601
Residential one-to-four units – subprime	825,663	1,058,911	1,261,674

Total residential one-to-four units	14,839,479	14,674,690	13,742,275
Home equity loans and lines of credit	232,746	274,014	318,592
Residential five or more units	118,100	69,531	90,616
Commercial real estate	27,091	28,791	29,249
Construction	67,609	82,379	93,016
Land	59,682	23,630	65,377
Non-mortgage:
Commercial	3,400	3,981	4,496
Automobile	41	116	320
Other consumer	6,262	6,577	6,504

Total loans held for investment	15,354,410	15,163,709	14,350,445
Increase (decrease) for:
Undisbursed loan funds and net deferred costs and premiums	217,407	228,050	160,350
Allowance for losses	(51,198)	(34,601)	(34,561)

Total loans held for investment, net	$15,520,619	$15,357,158	$14,476,234

Loans held for sale
Residential one-to-four units	$411,086	$459,081	$914,164
Net deferred costs and premiums	6,851	5,841	17,971
Capitalized basis adjustment (a)	(246)	(434)	113

Total loans held for sale, net	$417,691	$464,488	$932,248

Residential one-to-four unit loans subject to negative amortization
Held for investment:
Amount	$13,221,683	$13,419,322	$11,965,270
Negative amortization included in the loan balance	229,052	133,066	71,893
Negative amortization as a percentage of the associated loan balance	1.73%	0.99%	0.60%
Held for sale:
Amount	$299,747	$248,260	$736,396
Negative amortization included in the loan balance	2	13	8

Non-performing assets
Non-accrual loans:
Residential one-to-four units	$26,227	$23,497	$12,004
Residential one-to-four units – subprime	11,847	10,774	10,599
Other	-	42	456

Total non-accrual loans	38,074	34,313	23,059
Real estate acquired in settlement of loans	1,254	908	2,201

Total non-performing assets	$39,328	$35,221	$25,260

Non-performing assets as a percentage of total assets	0.23%	0.21%	0.15%

Delinquent loans
30-59 days	$28,420	$25,122	$17,820
60-89 days	11,908	7,272	6,674
90+ days (b)	23,879	23,850	17,166

Total delinquent loans	$64,207	$56,244	$41,660

Delinquencies as a percentage of total loans	0.41%	0.36%	0.27%

(a) Reflected the change in fair value of the interest rate lock derivative from the date of commitment to the date of funding.
(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.
.Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Page 11